Exhibit 99.1

United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06831

tel: 203 622 3131
fax: 203 622 6080
unitedrentals.com

UNITED RENTALS SAYS CERBERUS REPUDIATES MERGER AGREEMENT

— Cerberus Admits No Material Adverse Change Has Occurred —

          Greenwich, CT. — November 14, 2007 — United Rentals, Inc. (NYSE: URI) announced today that Cerberus Capital Management, L.P. informed it that Cerberus is not prepared to proceed with the purchase of United Rentals on the terms set forth in its merger agreement, dated July 22, 2007. Under that agreement, Cerberus agreed to acquire United Rentals for $34.50 per share in cash, in a transaction valued at approximately $7.0 billion.

          The Company noted that Cerberus has specifically confirmed that there has not been a material adverse change at United Rentals.

          United Rentals views this repudiation by Cerberus as unwarranted and incompatible with the covenants of the merger agreement. Having fulfilled all the closing conditions under the merger agreement, United Rentals is prepared to complete the transaction promptly.

          The Company also pointed out that Cerberus has received binding commitment letters from its banks to provide financing for the transaction through required bridge facilities. The Company currently believes that Cerberus’ banks stand ready to fulfill their contractual obligations.

          United Rentals also said that its business continues to perform well, as evidenced by its strong third quarter results, which included record EBITDA. In addition, the Company believes that the revised strategic plan it began initiating at the beginning of the third quarter, which includes a refocus on its core rental business, improved fleet management and significant cost reductions, is providing the foundation to maintain its performance.

          United Rentals has retained the law firm of Orans, Elsen & Lupert LLP to represent it in connection with considering all of its legal remedies in this matter.

          The Company intends to file a current report on Form 8-K shortly, which will attach correspondence received by the Company from Cerberus.

          About United Rentals

          United Rentals, Inc. is the largest equipment rental company in the world based on revenue, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and one location in Mexico. The Company’s approximately 11,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The Company offers for rent over 20,000 classes of rental equipment with a total original cost of $4.3 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index ® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those expected by any forward-looking statements. For factors that could cause our actual results to differ from those expected, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

Contact:

Kekst and Company
Mark Semer
(212) 521-4800

Fred Bratman
Hyde Park Financial Communications
212-683-3931 x217